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                                                                   EXHIBIT 10.14


                                    FORM OF
                         REGIONAL ASSOCIATE AGREEMENT

      This Regional Associate Agreement (this "Agreement") is made between Allied Capital Corporation, a Maryland corporation ("Allied"), and the person identified in Schedule A hereto (the "RA").

      Allied is a diversified financial services firm engaged in, among other activities, the business of providing financing for commercial borrowers. Allied desires to be introduced to prospective loan and other investment opportunities, and the RA desires to submit such opportunities to Allied for Allied's consideration.

      In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally and equitably bound, hereby agree as set forth below.

      SECTION 1.  TERMS OF ENGAGEMENT.

      (a) INTRODUCTION AND ACCEPTANCE OF INVESTMENT OPPORTUNITIES. The RA shall introduce to Allied any loan or other investment opportunity that the RA reasonably believes will satisfy Allied's established investment criteria or designated product line (each such prospective loan or other investment opportunity, an "Investment Opportunity") by timely delivery to Allied of a written description of such Investment Opportunity in form and substance acceptable to Allied.

      (b) RIGHTS OF FIRST REFUSAL. The RA shall use its good faith best efforts to refer to Allied all Investment Opportunities that the RA reasonably believes will satisfy Allied's established investment criteria and to assist Allied in completing the transaction. Within ten (10) business days after receipt of a written description of an Investment Opportunity from the RA, Allied will notify the RA as to whether or not Allied intends to pursue the Investment Opportunity. If Allied so accepts the Investment Opportunity, then the following terms of this Agreement shall control; if not so accepted, then the RA may refer the Investment Opportunity to other lenders.

      (c) DUE DILIGENCE; DISCRETION. Allied will, to the extent it deems necessary, perform its own due diligence investigation regarding each Investment Opportunity, and Allied may enlist the RA's assistance in gathering information about the Investment Opportunity and in preparing transaction write-ups, in addition to that provided pursuant to Subsection
(a) above. Notwithstanding any other provisions of this Agreement, Allied may, in its absolute discretion, refuse to consider any Investment Opportunity.

      (d) SUBLICENSE AGREEMENT. As a condition of Allied entering into this Agreement, the RA shall enter into a Sublicense Agreement substantially in the form attached hereto as Exhibit A granting the RA the non-exclusive right to use certain of Allied's trade names, service marks, logos, emblems and other indicia of origin.

      (e) MARKET AREA FOR SBA 7(a) AND 504 LOAN PRODUCTS ONLY: The RA may actively solicit new business using the licensed marks set forth in the Sublicense Agreement attached hereto as Exhibit A in the Market Area as defined in Schedule A.

      The RA may not solicit Investment Opportunities or otherwise pursue new business using the Licensed Marks outside the Marketing Area, but may be compensated for each Investment Opportunity


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closed by Allied outside of the Marketing Area, if such Investment
Opportunity was introduced to Allied by the RA in accordance with the procedures of Section 1(a) above. At Allied's sole discretion, Allied may require that for Investment Opportunities introduced outside of the Marketing Area, the assistance of another RA be enlisted for Due Diligence services as described in Section 1(c) above. In that case, any compensation paid by Allied pursuant to the Investment Opportunity will be shared by each RA, as they shall mutually agree.

      Allied reserves the right to develop relationships with other organizations who are not RA's and do not license the Allied Capital Licensed Marks for the purpose of referral of small business investment opportunities ("Referral Relationship"). If an Investment Opportunity is introduced to Allied through a Referral Relationship, Allied may request the assistance of another RA to be enlisted for Due Diligence services as described in Section 1(c) above. In that case, Allied will agree with the RA on the amount of compensation to be shared with the Referral Relationship source, not to exceed one percent (1%) of the loan amount.

      Allied may have assigned other RA's that have sublicensed the Licensed Marks to the Marketing Area as identified on Schedule A. These RA's may also solicit within the Marketing Area. Allied will not assign any new RA that has sublicensed the Licensed Marks other than those RA's named or to be named as listed on Schedule A to the Marketing Area within the term of this Agreement if the RA satisfies the Marketing Area Production Levels set forth in Schedule A.

      (f) MARKETING AREA FOR NON-SBA 7(a) AND 504 LOAN PRODUCTS: Allied has not identified specific marketing areas for loan products other than SBA 7(a) and 504 loan products, however, Allied reserves the right to restrict any RA's solicitation activity using Licensed Marks to a specific geographic location for non-SBA7(a) and 504 loan products at any time.

      SECTION 2. COMPENSATION. For each Investment Opportunity Allied accepts and thereafter actually closes and funds, Allied will pay to the RA the amounts stated to be payable in accordance with the provisions set forth in the Loan Fee Schedule, Payment Schedule and Rebate Provisions of Schedule
A. The RA shall not receive any commission, brokerage, finder's or other fee or compensation from the borrower or other beneficiary in connection with any such Investment Opportunity without Allied's prior written consent

      SECTION 3.  COVENANTS.

      (a) STANDARDS OF OPERATION. The RA shall at all times during the term of this Agreement operate the RA's business in compliance with all applicable laws, rules and regulations and shall maintain all licenses or other authorizations necessary for the operation of such business. The RA will not knowingly operate the RA's business in any way which adversely reflects upon Allied.

      (b) NO TRANSFERS. Neither this Agreement nor the RA's rights and duties hereunder may be sold, assigned or delegated by the RA without the prior written consent of Allied.

      (c) CONFIDENTIALITY. The RA shall at all times use and maintain in confidence any proprietary information provided to the RA from Allied. For this purpose, "proprietary information" means any information, oral or written, that is not generally known outside of Allied that relates to its marketing plans, customer lists, pricing methods, general financial performance data, or to Allied's borrowers, but does not



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include proprietary information which is received by the RA from a third party without restriction. The RA will receive and maintain all proprietary information in confidence using all reasonable care and, except as provided herein, shall not use proprietary information for the RA's benefit or disclose it in whole or in part to any third party except as may be required or contemplated in the course of the engagement hereunder. The RA agrees to maintain the confidentiality of all proprietary information during the term of the Agreement and for a period of two (2) years after its termination.

      (d) INDEPENDENT STATUS. The RA shall at all times be an independent contractor hereunder, rather than a co-venturer, agent, employee, franchisee or representative of Allied. The RA shall work independently without supervision by Allied, shall be responsible for its own taxes, shall not be required to work on a continuing daily basis or on any specific work schedule and shall not be provided with office space or administrative support by Allied. Allied hereby acknowledges and agrees that the RA may engage in other businesses and ventures.

      (e) INDEMNIFICATION. Each of the RA and Allied shall indemnify, defend and hold harmless the other from and against any and all losses claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, as to which such other party may become subject under any applicable federal or state law or otherwise, related to or arising out of or based upon any act or omission of the RA or Allied, as the case may be, in connection with a breach or misrepresentation or omission by such party of such party's obligations hereunder or the representations contained herein or in connection with any transactions contemplated hereby, and will reimburse the other party for all legal or other expenses (including, without limitation, attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such other party is a named party in any such claim, action or proceeding; provided, however, that no party shall have liability to the other to the extent that any such loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such other party's willful misconduct or gross negligence.

      SECTION 4.  DURATION OF AGREEMENT.

      (a) TERM. This Agreement shall take effect as of the date of execution and shall remain in effect through December 31, 1998. Thereafter, the term of this Agreement may be renewed for an additional one year period if agreed to by both parties.

      (b) TERMINATION. Notwithstanding any other provision hereof, Allied may terminate this Agreement upon thirty days' prior written notice to the RA on occurrence of any of one or more of the following events:

      1. Unauthorized Loan Commitments RA indicates in any way that RA can cause or commit ALLIED or any other entity now doing business using name that includes words "Allied Capital", or any of their subsidiaries or affiliates, to fund any loan or investment.

      2. Non-Performance RA fails to perform or breaches any covenant, obligation, term, condition, warranty or certification herein and fails to cure such noncompliance within thirty (30) days after ALLIED gives written notice thereof; provided, however, that such opportunity to cure shall be limited to no more than two (2) such instances in any twelve (12) month period.



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      3. Falsehood  RA knowingly makes, or has made, any materially false statement or report to ALLIED in connection with this Agreement or otherwise.

      4. Breach of Covenants RA operates the business conducted hereunder in a manner contrary to or inconsistent with the Licensed Marks or this Agreement, and RA fails to cure such deficiency within thirty (30) days after ALLIED gives written notice to cure.

      5. Unauthorized Transfers RA attempts to transfer, in any way, this Agreement in violation of the terms hereof.

      6. Failure to Operate and Control RA abandons or surrenders control of or fails to operate actively the business conducted under this Agreement for seven (7) or more consecutive days, except for illness, normal vacations and holidays.

      7. Criminal Conviction RA or any person owning an interest in or any key employee of RA is convicted of a felony, a crime of moral turpitude, or any other crime or offense relating to the financial services business.

      8. Violation of Law RA fails, for a period of ten (10) days after notification of non-compliance, to comply with any law or regulation applicable to its financial services business, including without limitation the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and all other applicable securities and broker-dealer laws.

      This Agreement shall automatically terminate in the event of a material breach of any terms of this Agreement. The RA's right to receive any compensation pursuant to an Investment Opportunity presented by the RA and duly accepted by Allied before such termination shall remain undiminished by any such notice of termination.

      SECTION 5.  MISCELLANEOUS.

      (a) NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first-class postage prepaid, if to the RA at the address listed in Schedule A hereto, and if to Allied, to its office located at 1666 K Street, N.W., 9th Floor, Washington, DC 20006.

      (b) GOVERNING LAW. This Agreement, including any exhibits hereto, shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of Maryland or the federal courts in the State of Maryland, the jurisdiction of which courts both parties hereby consent to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in Maryland. Both parties intend and agree that the courts of the jurisdictions in which the RA conducts business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against the RA, and should hold that the Maryland courts have jurisdiction to enter a valid, in personam judgment against the RA. The RA agrees that service of any summons and/or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to the RA at its address specified below, and the RA agrees that this submission to jurisdiction to consent to service of process are reasonable and made for the express benefit of Allied.



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      (c) WAIVER OF JURY TRIAL.  Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement which in any way relates, directly or indirectly, to the subject matter hereof or any event, transaction or occurrence arising out of or in any way connected with this Agreement or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL
BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The RA acknowledges and agrees that this Section is a specific and material aspect of this Agreement between the parties and that Allied would not enter into this Agreement with the RA if this waiver of jury trial section were not a part of this Agreement.

      (d) ENTIRE AGREEMENT; MODIFICATIONS AND WAIVERS; SEVERABILITY. This Agreement represents the entire agreement and understanding by and between Allied and the RA with respect to the services herein referred to, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable, it shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless to do so would cause this Agreement to fail of its essential purpose.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of ____________, 1998.

                         ALLIED CAPITAL CORPORATION
                         1666 K Street, N.W., 9th Floor, Washington, D.C.  20006

                         By:
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                         ---------------------------------------------

                         Name:
                         Title:  Regional Associate



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